Exhibit 21

PRINCIPAL SUBSIDIARIES OF

AT&T INC., AS OF DECEMBER 31, 2019

2019 AT&T INC. REPORT TO STOCKHOLDERS

SECURITIES AND EXCHANGE COMMISSION ("SEC")

FORM 10-K filed February 19, 2020

Legal Name	State of Incorporation/Formation	Conducts Business Under
Illinois Bell Telephone Company, LLC	Illinois	AT&T Illinois; AT&T Wholesale
Indiana Bell Telephone Company, Incorporated	Indiana	AT&T Indiana; AT&T Wholesale
Michigan Bell Telephone Company	Michigan	AT&T Michigan; AT&T Wholesale
Nevada Bell Telephone Company	Nevada	AT&T Nevada; AT&T Wholesale
Pacific Bell Telephone Company	California	AT&T California; AT&T Wholesale; AT&T DataComm
SBC Long Distance, LLC	Delaware	AT&T Long Distance
AT&T Teleholdings, Inc.	Delaware	AT&T Midwest; AT&T West; AT&T East
Southwestern Bell Telephone Company	Delaware	AT&T Arkansas; AT&T Kansas; AT&T Missouri; AT&T Oklahoma; AT&T Texas; AT&T Southwest; AT&T DataComm; AT&T Wholesale
The Ohio Bell Telephone Company	Ohio	AT&T Ohio; AT&T Wholesale
Wisconsin Bell, Inc.	Wisconsin	AT&T Wisconsin; AT&T Wholesale
AT&T Corp.	New York	AT&T Corp.; ACC Business; AT&T Wholesale; AT&T Business Solutions; AT&T Advanced Solutions; AT&T Diversified Group; AT&T Mobile and Business Solutions
Teleport Communications America, LLC	Delaware	same
BellSouth, LLC	Georgia	AT&T South
BellSouth Telecommunications, LLC	Georgia	AT&T Alabama AT&T Florida AT&T Georgia AT&T Kentucky AT&T Louisiana AT&T Mississippi AT&T North Carolina AT&T South Carolina AT&T Tennessee AT&T Southeast
AT&T Mobility LLC	Delaware	same
AT&T Mobility II LLC	Delaware	same
New Cingular Wireless PCS, LLC	Delaware	AT&T Mobility
Cricket Wireless LLC	Delaware	same
AT&T Communications, LLC	Delaware	same
AT&T Latin America, LLC	Delaware	same
Xandr Inc.	Delaware	same
AT&T Comunicaciones Digitales, S . de R.L. de C.V.	Mexico City	same
DIRECTV, LLC	California	same
DIRECTV Enterprises, LLC	Delaware	same
Vrio Corp.	Delaware	same
DIRECTV Latin America, LLC	Delaware	same
Sky Serviços de Banda Larga Ltda.	Brazil	Sky Brasil
DIRECTV Colombia Ltda.	Colombia	same
DIRECTV Argentina S.A.	Argentina	same
Otter Media Holdings, LLC	Delaware	same
Warner Media, LLC	Delaware	same
Home Box Office, Inc.	Delaware	HBO Global Licensing
Turner Broadcasting System, Inc.	Georgia	Turner
Warner Bros. Entertainment Inc.	Delaware	Warner-Grandview Music Warner Bros. Warner Bros. International Film Acquisitions Warner Bros. International Cinemas Warner Bros. Entertainment Group
WarnerMedia Direct, LLC	Delaware	same
Historic TW Inc.	Delaware	same
Warner Communications LLC	Delaware	same